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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 17, 1998
                                                        -----------------


                                 Metrocall, Inc.
                                 ---------------
             (Exact name of registrant as specified in its charter)



          Delaware                     0-21924                   54-1215634
          --------                     -------                   ----------
(State or other jurisdiction        (Commission                (IRS Employer
of incorporation)                   file number)             Identification No.)



                 6677 Richmond Highway, Alexandria, Virginia
                 -------------------------------------------
                  (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (703) 660-6677

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ITEM 5.     OTHER EVENTS

(a)         SENIOR SUBORDINATED NOTES - On December 17, 1998, Metrocall, Inc.
("Metrocall") agreed to sell $250 million aggregate principal amount of Senior Subordinated Notes due 2008 (the "Notes") in a private placement. The Notes bear interest payable semi-annually, at a rate of 11%, commencing March
15, 1999. The Notes will mature on September 15, 2008. The Notes will be callable beginning September 15, 2003. The Notes are unsecured obligations of Metrocall, subordinated to all its present and future senior indebtedness The Notes were issued pursuant to an indenture dated as of December 22, 1998 (the "Indenture") between Metrocall and First Union National Bank, as trustee. The Indenture is attached as Exhibit 4.1.

            The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States or any state thereof absent registration or an applicable exemption from registration requirements. The Notes were offered in the United States only to qualified institutional buyers under Rule 144A and to certain persons in reliance upon Regulation S under the Securities Act.

            Metrocall used the net proceeds from the sale of the Notes to repay outstanding indebtedness under its Third Amended and Restated Loan Agreement among Metrocall, certain lenders and Toronto Dominion (Texas), Inc. as administrative agent (the "Existing Credit Agreement").


(b) SENIOR CREDIT FACILITY. On December 22, 1998, Metrocall and its bank lenders amended the Existing Credit Agreement (as amended, the "Credit Facility"). Under the Credit Facility, subject to certain conditions, Metrocall may borrow up to $200 million under two loan facilities. Facility A is a $150 million reducing revolving credit facility, and Facility B is a $50 million term loan facility. The Credit Facility is secured by substantially all the assets of Metrocall. Required quarterly repayments begin on March 31, 2001 and continue through December 31, 2004 for both the Facility A and Facility B commitments.

            The Credit Facility contains various covenants that, among other restrictions, require Metrocall to maintain certain financial ratios, including total debt to annualized operating cash flow (not to exceed 6.0 to 1.0 through December 31, 1999 and declining thereafter), senior debt to annualized operating cash flow, annualized operating cash flow to pro forma debt service, total sources of cash to total uses of cash and operating cash flow to interest expense (in each case, as such terms are defined in the Credit Facility). The covenants also limit additional indebtedness and future mergers and acquisitions without the approval of the lenders and restrict the payment of cash dividends and other stockholder distributions by Metrocall during the term of the Credit Facility. The Credit Facility also prohibits certain changes in ownership control of Metrocall during the term of the Credit Facility.




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ITEM 7.     EXHIBITS

Exhibit     Description

4.1 Indenture dated as of December 22, 1998 between Metrocall, Inc. and First Union National Bank. *

10.1 Fourth Amended and Restated Loan Agreement by and among Metrocall, certain lenders and Toronto Dominion (Texas), Inc. as administrative agent, dated December 22, 1998 (the "Credit Facility"). *


 *  Exhibit filed herewith.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    METROCALL, INC.

                                    By:   /s/ Vincent D. Kelly
                                       -----------------------------------------
                                          Vincent D. Kelly
                                          Chief Financial Officer and Treasurer

Date: January __, 1999

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                                  EXHIBIT INDEX

Exhibit     Description

4.1 Indenture dated as of December 22, 1998 between Metrocall, Inc. and First Union National Bank. *

10.1 Fourth Amended and Restated Loan Agreement by and among Metrocall, certain lenders and Toronto Dominion (Texas), Inc. as administrative agent, dated December 22, 1998 (the "Credit Facility"). *


 *  Exhibit filed herewith.


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